EXHIBIT 32.2

Certification Pursuant

to 18 U.S.C. Section 1350

In connection with the Quarterly Report of The Rouse Company (the “Company”) on Form 10-Q for the period ended June 30, 2003 as filed with the Securities and Exchange Commission on the date hereof (the “Report”), I, Thomas J. DeRosa, Chief Financial Officer of the Company, certify to the best of my knowledge after a review of the Report, and pursuant to 18 U.S.C. § 1350, that:

(1)                                  The Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2)                                  The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

/s/ Thomas J. DeRosa
Thomas J. DeRosa
Vice Chairman and Chief Financial Officer
August 14, 2003